                                                              As filed with the Securities and Exchange Commission on August 9, 2000
                                                                                                     Registration No. 333-__________
====================================================================================================================================


                                                SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C. 20549

                                                     ------------------------

                                                             FORM S-8
                                                      REGISTRATION STATEMENT
                                                               Under
                                                    The Securities Act of 1933

                                                     ------------------------

                                                       EVOLVE SOFTWARE, INC.
                                      (Exact name of Registrant as specified in its charter)

                                                     ------------------------

                  Delaware                                      7372                                     94-3219745
      (State or other jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       incorporation or organization)               Classification Code Number)                    Identification Number)
                                                    1400 65th Street, Suite 100
                                                        Emeryville, CA 94608
                                                           (510) 428-6000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                                      1995 STOCK OPTION PLAN
                                                          2000 STOCK PLAN
                                                 2000 EMPLOYEE STOCK PURCHASE PLAN
                                                     (Full title of the Plans)

                                                     ------------------------

                                                         John P. Bantleman
                                                      Chief Executive Officer
                                                       Evolve Software, Inc.
                                                    1400 65th Street, Suite 100
                                                       Emeryville, CA 94608
                                                          (510) 428-6000

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                     ------------------------

                                                             Copy to:
                                                       Barry E. Taylor, Esq.
                                                 Wilson Sonsini Goodrich & Rosati
                                                     Professional Corporation
                                                        650 Page Mill Road
                                                        Palo Alto, CA 94304
                                                          (650) 493-9300

                                                     ------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this
Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. [X]

                                                     ------------------------

====================================================================================================================================
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
====================================================================================================================================
                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          Proposed
                                                                           Maximum               Proposed
                                                    Amount                Offering                Maximum
   Title of Each Class of Securities to             to be                   Price                Aggregate            Amount of
              be Registered                       Registered              Per Share           Offering Price       Registration Fee
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
1995 Stock Option Plan
Common Stock,  $0.01 par value
(currently outstanding options) (1) ......         2,857,447              $  5.10             $14,572,980
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
1995 Stock Option Plan
Common Stock, $0.01 par value
(options available for future grant) (2)              71,920              $  9.00             $   647,280
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
Total 1995 Stock  Option Plan shares
   registered                                      2,929,367                   --             $
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
2000 Stock Plan
Common Stock,  $0.01 par value
(currently outstanding options)                            0                    0                       0
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
2000 Stock Plan
Common Stock, $0.01 par value
(options available for future grant) (3)           4,000,000              $  9.00             $36,000,000
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
Total 2000 Stock Plan shares registered            4,000,000                   --             $36,000,000
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
2000 Employee Stock Purchase Plan
Common Stock, $0.01 par value (4).........         2,000,000              $  9.00             $18,000,000
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
Total Registration Fees                                   --                   --             $69,220,260            $18,275.00
====================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $5.10 as to 2,857,447 outstanding but unexercised options to purchase Common Stock under the 1995 Stock Option Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 71,920 shares of Common Stock authorized for issuance pursuant to the 1995 Stock Option Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the intended offering price to the public of the Company's Common Stock in the Company's initial public stock offering because the price at which the options to be granted in the future may be exercised is not currently determinable, and the Company's Common Stock has not yet commenced trading on the Nasdaq Stock Market.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 4,000,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the intended offering price to the public of the Company's Common Stock in the Company's initial public stock offering because the price at which the options to be granted in the future may be exercised is not currently determinable, and the Company's Common Stock has not yet commenced trading on the Nasdaq Stock Market.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the intended offering price to the public of the Company's Common Stock in the Company's initial public stock offering because the price at which the options to be granted in the future may be exercised is not currently determinable, and the Company's Common Stock has not yet commenced trading on the Nasdaq Stock Market. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Information Incorporated by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:


         (a) The audited financial statements for the Registrant for the fiscal years ended June 30, 1998, 1999 and 2000, each as contained in the on Form S-1 (File No. 333-32796), effective August 8, 2000.

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on July 26, 2000.


         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

         Not applicable.

Item 5.        Interests of Named Experts and Counsel.

         None.

Item 6.        Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Article 6 of the Company's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Company has entered into indemnification agreements with its directors, in addition to indemnification provided for in the registrant's Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

Item 7.        Exemption from Registration Claimed.

         Not applicable.

Item 8.        Exhibits.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9.        Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California on August 8, 2000.



                                    EVOLVE SOFTWARE, INC.

                                    By:  /s/ John P. Bantleman
                                    -----------------------------
                                    John P. Bantleman
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Bantleman, Douglas S. Sinclair and J. Russell DeLeon, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                       TITLE                            DATE
 /s/ John P. Bantleman                                 President, Chief Executive Officer         August 8, 2000
------------------------------------------------         and Director (Principal
                  John P. Bantleman                      Executive Officer)

/s/ Douglas S. Sinclair                                Chief Financial Officer (Principal         August 8, 2000
-------------------------------------------------         Financial Officer)
                 Douglas S. Sinclair

/s/ Kenneth J. Bozzini                                 Director of Finance, Corporate             August 8, 2000
-------------------------------------------------      Controller (Principal Accounting
                 Kenneth J. Bozzini                    Officer)

/s/ Jeffrey M. Drazan                                  Director                                   August 8, 2000
-------------------------------------------------
                  Jeffrey M. Drazan

/s/ Judith H. Hamilton                                 Director                                   August 8, 2000
-------------------------------------------------
                 Judith H. Hamilton

/s/ John R. Oltman                                     Director                                   August 8, 2000
-------------------------------------------------
                   John R. Oltman

/s/ Paul Rochester                                     Director                                   August 8, 2000
-------------------------------------------------
                   Paul Rochester

                               INDEX TO EXHIBITS


    Exhibit Number                           Exhibit Document
-----------------------  -------------------------------------------------------

            3.1*         Amended and Restated Certificate of Incorporation of
                         Registrant

            3.2*         Amended and Restated Bylaws of Registrant

           10.5*         1995 Stock Option Plan

           10.6*         2000 Stock Plan

           10.7*         2000 Employee Stock Purchase Plan

            5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

           23.1          Consent of PricewaterhouseCoopers LLP (Independent
                         Accountants)

           23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

           24.1          Power of Attorney (see page II-4)

----------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-32796), effective August 8, 2000.